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      AMENDMENT NO. 1 TO NARROWBAND INTERNET SERVICE SALES AGENCY AGREEMENT

         This AMENDMENT NO. 1 (the "Amendment") to the NARROWBAND INTERNET SERVICE SALES AGENCY AGREEMENT is as of August 1, 2001 (the "Effective Date"), by and among SBC Communications Inc., SBC Internet Communications, Inc., Prodigy Communications Corporation and Prodigy Communications Limited Partnership. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Internet Service Sales Agency Agreement.

         Whereas, the Parties have entered into a Narrowband Internet Service Sales Agency Sales Agency Agreement dated as of January 1, 2001 (the "Sales Agency Agreement");

         Whereas, the Parties each desire to enter into this Amendment for the purpose of amending the Sales Agency Agreement;

         Whereas, Section 11.6 of the Sales Agency Agreement permits the Parties to vary, amend or extend the Sales Agency Agreement by written agreement executed and delivered by duly authorized officers or representatives of the respective Parties; and

         Whereas, SBC Sub may, with the support of Operating Partnership, from time to time offer Prodigy Service with a discounted initial monthly rate (the "Promotional Rate") for a specified time period after which the Subscriber will be billed at an agreed-upon Retail Rate (the "Retail Rate") (collectively, the "Promotional Plan").

         Whereas, the parties desire to alter the method by which the Operating Partnership pays SBC Sub a bounty for certain specified Subscribers who subscribe to a Promotional Plan, and

         Whereas, the Parties each desire that, except to the extent amended by this Amendment, all terms of the Sales Agency Agreement shall remain in full force and effect without amendment, change or modification.

         NOW, THEREFORE, in consideration of the mutual agreements of the Parties contained herein and in the Sales Agency Agreement, the Parties hereto agree as follows:

         SECTION 3.6(c)

         A new Section 3.6 shall be added as follows:

                  (c) No bounty shall be due SBC Sub for any Subscriber who agrees to purchase a Promotional Plan where the Promotional Rate is less than fifty percent (50%) of the Retail Rate (a "Delayed Bounty Subscriber") until the earlier of (i) the ninetieth day after the Delayed Bounty Subscriber subscribes to the Promotional Plan and (ii) such time as the Delayed Bounty Subscriber shall have been issued three monthly bills for Prodigy Service.

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         At such time as a Delayed Bounty Subscriber has been issued three monthly bills, then the Operating Partnership shall pay SBC Sub a bounty in accordance with this Section 3.6.



IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed in its name and on its behalf, all this _________ day of ______________ 2001.




































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                                SBC COMMUNICATIONS INC.



                                By:
                                     -----------------------------------
                                   Name:
                                   Title:



                                SBC INTERNET COMMUNICATIONS, INC.



                                By:
                                     -----------------------------------
                                   Name:
                                   Title:



                                PRODIGY COMMUNICATIONS CORPORATION



                                By:
                                     -----------------------------------
                                   Name: Paul Roth
                                   Title: CEO and President



                                PRODIGY COMMUNICATIONS LIMITED PARTNERSHIP

                                By: Prodigy Communications Corporation, as
                                    general partner of Prodigy Communications
                                    Limited Partnership



                                By:
                                     -----------------------------------
                                   Name: Paul Roth
                                   Title: CEO and President






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